Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF PBF ENERGY COMPANY LLC

The unaudited pro forma consolidated financial statements are presented to show how PBF Energy Company LLC (“PBF LLC” or the “Company") might have looked if the acquisition of the ownership interests of Chalmette Refining, L.L.C. (“Chalmette Refining”), which owns the Chalmette refinery and related logistics assets (collectively, the “Chalmette Acquisition”), the consummation of the offering of the PBF Logistics LP (“PBFX”) 6.875% senior notes due 2023 (“PBFX Senior Notes”), the contribution received from PBF Energy Inc. (“PBF Energy”), PBF LLC’s parent which was made with proceeds received in connection with PBF Energy’s issuance of 11,500,000 shares of its Class A common stock in October 2015 (the “October 2015 Equity Offering”), the consummation of the offering of PBF Holding Company LLC’s (“PBF Holding”) 7.00% senior secured notes due 2023 (the “2023 Notes”) and certain other transactions described below had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements and the historical financial statements of Chalmette Refining.  In addition, we have supplementary included an earnings before interest, taxes, depreciation and amortization (“EBITDA”) reconciliation for Chalmette Refining based on its historical financial statements. The pro forma effect of the Chalmette Acquisition is based on the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma consolidated financial statements do not include the impact of the pending acquisition of the Torrance refinery announced on September 30, 2015.

We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements that give effect to the Chalmette Acquisition, the PBFX Senior Notes offering, the contribution received from our parent in connection with PBF Energy’s October 2015 Equity Offering, the 2023 Notes offering and certain other transactions described below. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Company and Chalmette Refining as of September 30, 2015 and has been prepared to reflect the Chalmette Acquisition as if it occurred on September 30, 2015 and gives effect to distributions made subsequent to September 30, 2015, by PBF Energy and by PBFX to its public holders of common units, borrowings incurred under our asset-backed revolving credit facility (the “Revolving Loan”) to fund the Chalmette Acquisition, the consummation of the PBFX Senior Notes offering, the 2023 Notes offering and the contribution to PBF LLC in connection with PBF Energy’s October 2015 Equity Offering. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 combines the historical results of operations of the Company and Chalmette Refining, as if the Chalmette Acquisition occurred on January 1, 2014 and gives effect to borrowings incurred under the Revolving Loan to fund the Chalmette Acquisition, the consummation of the PBFX Senior Notes offering and corresponding repayment of borrowings under the PBFX Revolving Credit Facility, the consummation of the 2023 Notes offering, and the contribution to PBF LLC in connection with PBF Energy’s October 2015 Equity Offering, as if they occurred on January 1, 2014.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and nine months ended September 30, 2015 do not reflect future events that may occur after the completion of the Chalmette Acquisition, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Chalmette Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Chalmette Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma financial information, we adjusted Chalmette Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Chalmette Acquisition on November 1, 2015. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Chalmette Refining’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform Chalmette Refining’s accounting policies to our accounting policies. The determination of the fair value of Chalmette Refining’s assets and liabilities is ongoing and is expected to be completed for our December 31, 2015 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma consolidated financial statements.

Exhibit 99.2

The pro forma adjustments as of September 30, 2015 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our balance sheet and statement of operations including borrowings under our Revolving Loan to fund the acquisition;

•	distributions made subsequent to September 30, 2015;

•	the contribution received from PBF Energy, PBF LLC’s parent, which was made with proceeds received in connection with PBF Energy’s October 2015 Equity Offering; and

•	the consummation of the offering of the 2023 Notes.

The pro forma adjustments for the year ended December 31, 2014 and for the nine months ended September 30, 2015 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our statement of operations including borrowings under our Revolving Loan to fund the acquisition;

•	the consummation of the offering of the PBFX Senior Notes and corresponding repayment of borrowings under the PBFX Revolving Credit Facility; and

•	the consummation of the offering of the 2023 Notes.

Exhibit 99.2

Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2015
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Consolidated

	PBF LLC	Chalmette
ASSETS
Current assets:
Cash and cash equivalents	$471,582	$177,291	$—		$177,291	$(547,874)	(3)	$345,000	(5)	$896,370
								490,000	(6)
								(39,629)	(7)
Accounts receivable	395,624	92,327	—		92,327	(89,741)	(3)	—		398,210
Inventories	1,101,182	252,841	—		252,841	6,496	(3)	—		1,360,519
Prepaid expense and other current assets	71,398	127,971	—		127,971	(131,758)	(3)	—		67,611
Total current assets	2,039,786	650,430	—		650,430	(762,877)		795,371		2,722,710

Property, plant and equipment, net	1,960,149	325,876	—		325,876	1,086	(3)	—		2,287,111
Marketable securities	234,249	—	—		—	—		—		234,249
Deferred charges and other assets, net	311,420	4,517	30,156	(2)	34,673	(34,673)	(3)	10,000	(6)	321,420
Total assets	$4,545,604	$980,823	$30,156		$1,010,979	$(796,464)		$805,371		$5,565,490

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,772	$1,194,689	$—		$1,194,689	$(1,167,549)	(3)	$—		$239,912
Accrued expenses	908,498	—	—		—	12,413		177	(7)	970,248
								49,160	(7)
Deferred revenue	4,174	—	—		—	—		—		4,174
Total current liabilities	1,125,444	1,194,689	—		1,194,689	(1,155,136)		49,337		1,214,334

Delaware Economic Development Authority loan	8,000	—	—		—	—		—		8,000
Long-term debt	1,373,122	—	—		—	170,000	(3)	500,000	(6)	2,043,122
Intercompany note payable	134,358	—	—		—	—		—		134,358
Other long-term liabilities	63,119	1,565	—		1,565	(1,565)	(3)	—		63,119
Total liabilities	2,704,043	1,196,254	—		1,196,254	(986,701)		549,337		3,462,933

Commitments and contingencies

Series B Units	5,110	—	—		—	—		—		5,110

Equity:
Series A Units	50,847	—	—		—	—		—		50,847
Series C Units	922,588	—	—		—	—		345,000	(5)	1,267,588
Members' Capital	—	(220,393)	30,156	(2)	(190,237)	190,237	(4)	—		—
Treasury stock, at cost	(150,804)	—	—		—	—		—		(150,804)
Retained earnings/(accumulated deficit)	702,448	—	—		—	—		(82,590)	(7)	619,858
Accumulated other comprehensive income/(loss)	(25,561)	—	—		—	—		—		(25,561)
Total equity	1,499,518	(220,393)	30,156		(190,237)	190,237		262,410		1,761,928
Noncontrolling interests in PBFX	336,933	4,962	—		4,962	—		(6,376)	(7)	335,519
Total Equity	1,836,451	(215,431)	30,156		(185,275)	190,237		256,034		2,097,447
Total Liabilities, Series B Units and Equity	$4,545,604	$980,823	$30,156		$1,010,979	$(796,464)		$805,371		$5,565,490

Exhibit 99.2

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.
We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF LLC and Chalmette Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF LLC included a review of the summary of significant accounting policies disclosed in Chalmette Refining’s audited financial statements and discussions with Chalmette Refining’s management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Chalmette Refining’s management and are in the process of evaluating the impact of Chalmette Refining’s accounting policies on its historical results following the close of the acquisition on November 1, 2015, our best estimate of the differences we have identified to date are included in Note 2 and Note 8 below.

2.
Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy and adjusted based on PBF LLC’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

3.
Represents cash consideration transferred of $555.1 million for the Chalmette Acquisition at closing, which was funded through cash on hand and a borrowing incurred under PBF Holding’s Revolving Loan in addition to the $10.0 million of cash that had been previously deposited and included in prepaid expense and other assets of PBF LLC, and the estimated preliminary fair value of the net assets acquired as follows:

(in Thousands)
Cash	$14,500
Accounts receivable	2,586
Inventories	259,337
Prepaid expenses and other current assets	6,213
Property, plant and equipment	322,000
Accounts payable and accrued expenses	(39,553)
Estimated fair value of net assets acquired	$565,083

These pro forma acquisition adjustments reflect the reversal of Chalmette Refining’s historical assets and liabilities as of September 30, 2015 and the recording of the estimated preliminary purchase price allocation of the fair value of the net assets acquired from Chalmette Refining as shown above. This preliminary purchase price allocation estimate is based on PBF LLC’s initial estimates at closing and final allocations are subject to the terms of the sale and purchase agreement. The fair values of the accounts receivable, prepaid expenses and other current assets and accounts payable and accrued expenses are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of inventory is based on the estimated quantities acquired at closing using estimated market prices. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Chalmette Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF LLC anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF LLC deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma consolidated financial statements.

Exhibit 99.2

The pro forma adjustment for Property, plant and equipment includes the reversal of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation. Property, plant and equipment is shown net of $5.0 million of non-controlling interest acquired. In addition, the balance related to capitalized refinery turnaround costs in Deferred charges and other assets, net was also reversed as an acquisition adjustment in conjunction with the preliminary purchase price allocation.

The pro forma net cash adjustment includes the impacts of the following (in thousands):

Cash paid for Chalmette Acquisition	$(555,083)
Reversal of Chalmette Refining historical cash balance	(177,291)
Proceeds from Revolving Loan borrowings in connection with the Chalmette Acquisition	170,000
Acquired working capital cash in Chalmette Acquisition	14,500
Total pro forma cash adjustment	$(547,874)

4.	Reflects the elimination of Chalmette Refining’s Members’ Capital Deficit in connection with PBF LLC’s initial purchase price accounting adjustments.

5.	Represents proceeds contributed to PBF LLC by PBF Energy in connection with PBF Energy’s October 2015 Equity Offering.

6.
Represents proceeds received from the issuance of the $500.0 million secured notes issued in connection with the 2023 Notes offering. These notes mature in 2023 and are net of estimated financing costs of $10.0 million which were capitalized and will be subsequently amortized.

7.
Reflects the net effect on cash and cash equivalents, retained earnings and noncontrolling interest of the payment of aggregate distributions made subsequent to September 30, 2015. PBF Holding made aggregate distributions of $82.6 million to PBF LLC. PBF LLC in turn distributed $29.3 million to PBF Energy, accrued a distribution payable of $49.2 million to PBF Energy and distributed $4.1 million to its other members. Also on November 30, 2015, PBF Logistics made a distribution of $13.9 million ($0.37 per unit) to holders of its common and subordinated units and incentive distribution rights (“IDRs”), of which $7.6 million was paid to PBF LLC. The effects of these distributions and dividends on PBF Energy would decrease cash and cash equivalents by $39.6 million, increase in accrued expenses of $49.3 million, decrease retained earnings by $82.6 million and decrease noncontrolling interests by $6.4 million.

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2014
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated

	PBF LLC	Chalmette

Revenues	$19,828,155	$6,857,506	$—		$6,857,506	$—		$—		$26,685,661

Cost and expenses:
Cost of sales, excluding depreciation	18,471,203	6,673,711	(339,961)	(8)	6,333,750	—		—		24,804,953
Operating expenses, excluding depreciation	883,140	—	378,140	(8)	378,140	—		—		1,261,280
General and administrative expenses	146,592	174,054	(130,351)	(8)	43,703	—		—		190,295
Gain on sale of assets	(895)	—	—		—	—		—		(895)
Depreciation and amortization expense	180,382	49,336	5,483	(8)	54,819	(33,022)	(9)	—		202,179
	19,680,422	6,897,101	(86,689)		6,810,412	(33,022)		—		26,457,812

Income (loss) from operations	147,733	(39,595)	86,689		47,094	33,022		—		227,849

Other income (expense)
Change in fair value of catalyst lease	3,969	—	—		—	—		—		3,969
Interest expense, net	(100,352)	299	(48,309)	(8)	(48,010)	(5,831)	(10)	(61,314)	(11)	(215,507)
Net income (loss)	51,350	(39,296)	38,380		(916)	27,191		(61,314)		16,311

Less: net income (loss) attributable to noncontrolling interests	14,740	362	—		362	—		(11,605)	(11)	3,497
Net (loss) income attributable to PBF Energy LLC	$36,610	$(39,658)	$38,380		$(1,278)	$27,191		$(49,709)		$12,814

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2015
(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Other Pro Forma Adjustments		Pro Forma Condensed Consolidated

	PBF LLC	Chalmette

Revenues	$9,763,440	$3,388,258	$—		$3,388,258	$—		$—		$13,151,698

Cost and expenses:
Cost of sales, excluding depreciation	8,319,404	2,961,695	(196,597)	(8)	2,765,098	—		—		11,084,502
Operating expenses, excluding depreciation	635,948	—	263,700	(8)	263,700	—		—		899,648
General and administrative expenses	125,431	134,438	(103,884)	(8)	30,554	—		—		155,985
Gain on sale of assets	(1,133)	—	—		—	—		—		(1,133)
Depreciation and amortization expense	144,401	38,934	8,224	(8)	47,158	(30,810)	(9)	—		160,749
Impairment	—	405,408	—		405,408	(405,408)	(9)	—		—
	9,224,051	3,540,475	(28,557)		3,511,918	(436,218)		—		12,299,751

Income (loss) from operations	539,389	(152,217)	28,557		(123,660)	436,218		—		851,947

Other income (expense)
Change in fair value of catalyst lease	8,982	—	—		—	—		—		8,982
Interest expense, net	(80,183)	109	(36,782)		(36,673)	(4,373)	(10)	(34,016)	(11)	(155,245)
Net income (loss)	468,188	(152,107)	(8,225)		(160,333)	431,845		(34,016)		705,684

Less: net income (loss) attributable to noncontrolling interests	26,608	646	—		646	—		(3,161)	(11)	24,093
Net (loss) income attributable to PBF Energy LLC	441,580	(152,753)	(8,225)		(160,979)	431,845		(30,855)		681,591

Exhibit 99.2

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

8.
Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with its historical accounting policy in order to conform to PBF LLC’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

This adjustment also reflects certain reclassification adjustments to conform to the Company’s income statement presentation. For the 2014 year ended consolidated statement of operations, this adjustment includes a reclassification of $340.0 million from cost of sales to operating expenses, excluding depreciation and $130.4 million from general and administrative expenses including $82.1 million to operating expenses, excluding depreciation, and $48.3 million to interest expense, net. For the nine months ended September 30, 2015 condensed consolidated statement of operations, this adjustment includes a reclassification of $196.6 million from cost of sales to operating expenses, excluding depreciation and $103.9 million from general and administrative expenses including $67.1 million to operating expenses, excluding depreciation, and $36.8 million to interest expense, net.

9.
Represents the estimated depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Chalmette Acquisition using a 20 year useful life for assets acquired. Also reflects the reversal of the impairment charge recorded by Chalmette Refining which would not be applicable since property, plant & equipment would be recorded at fair value in connection with the Company’s preliminary purchase price allocation.

10.	Represents assumed interest expense incurred in connection with the $170.0 million borrowing under the Company’s Revolving Loan, which was used in part to fund the Chalmette Acquisition.

11.
Represents assumed interest expense associated with the $500.0 million of 7.00% secured notes in connection with the 2023 Notes offering and $350.0 million of 6.875% unsecured notes in connection with the PBFX Senior Notes offering. Also, includes a decrease in interest expenses associated with the repayment of the PBFX Revolving Credit Facility of $275.1 million. In addition, includes the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the 2023 Notes and the PBFX Senior Notes.

Exhibit 99.2

Chalmette Refining Reconciliation of Net Income to EBITDA
(in thousands)

	Nine months ended September 30, 2015	Year ended December 31, 2014
Net income (loss)	$(152,107)	$(39,296)
Add: Interest expense, net	(109)	(299)
Add: Depreciation amd amortization expense	38,934	49,336
Add: Financing fees included in General and Administrative expense	36,782	48,309
Chalmette Refining EBITDA	(76,500)	58,050
Add: Impairment	405,408	—
Chalmette Refining EBITDA excluding Impairments	$328,908	$58,050

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) is a supplemental measure of performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We use this non-GAAP financial measure as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA is a measure of operating performance that is not defined by GAAP and should not be considered a substitute for net income as determined in accordance with GAAP. In addition, because EBITDA is not calculated in the same manner by all companies, it is not necessarily comparable to other similarly titled measures used by other companies. EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The non-GAAP measure presented includes EBITDA excluding impairment charge. Chalmette Refining recorded an impairment charge of $405.4 million to reduce the carrying amount of property, plant, and equipment to its fair value during the nine months ended September 30, 2015. Although we believe that EBITDA excluding the impact of impairment provides useful supplemental information to investors regarding the results and performance of Chalmette Refining and allows for more useful period-over-period comparisons, such non-GAAP measure should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.